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                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated February 15, 2006, except to Note 8 as to which the date is April , 2006, relating to the financial statements of Vanda Pharmaceuticals Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

McLean, Virginia
March 24, 2006